As filed with the Securities and Exchange Commission on July 31, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DENDREON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3203193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1301 2ND AVENUE, SUITE 3200 SEATTLE, WASHINGTON	98101
(Address of Principal Executive Offices)	(Zip Code)

Dendreon Corporation 2009 Equity Incentive Plan

(Full Title of the Plan)

Christine Mikail

Executive Vice President, Corporate Development,

General Counsel and Secretary

Dendreon Corporation

1301 2nd Avenue, Suite 3200

Seattle, Washington 98101

(Name and Address of Agent For Service)

(206) 256-4545

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Graham Robinson, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02140

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value, including related rights to purchase Series A Junior Participating Preferred Stock	9,000,000 shares	(2)	$6.70	(3)	$60,300,000	(3)	$6,910.38

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares of Common Stock authorized for issuance under the Registrant’s 2009 Equity Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on July 24, 2012.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same equity incentive plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2009 Equity Incentive Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 16, 2009 (File No. 333-160614). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 31st day of July, 2012.

DENDREON CORPORATION

By:	/s/ Gregory T. Schiffman
Gregory T. Schiffman
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Dendreon Corporation, hereby severally constitute and appoint Gregory T. Schiffman and John H. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Dendreon Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John H. Johnson John H. Johnson	Director, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2012

/s/ Gregory T. Schiffman Gregory T. Schiffman	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 31, 2012

/s/ Gregory R. Cox Gregory R. Cox	Vice President, Finance (Principal Accounting Officer)	July 31, 2012

/s/ Mitchell H. Gold Mitchell H. Gold	Director	July 31, 2012

/s/ Susan B. Bayh Susan B. Bayh	Director	July 31, 2012

/s/ Richard B. Brewer Richard B. Brewer	Director	July 31, 2012

/s/ Gerardo Canet Gerardo Canet	Director	July 31, 2012

/s/ Bogdan Dziurzynski Bogdan Dziurzynski	Director	July 31, 2012

/s/ Dennis M. Fenton Dennis M. Fenton	Director	July 31, 2012

/s/ Pedro Granadillo Pedro Granadillo	Director	July 31, 2012

/s/ David C. Stump David C. Stump	Director	July 31, 2012

/s/ David L. Urdal David L. Urdal	Director	July 31, 2012

/s/ Douglas G. Watson Douglas G. Watson	Lead Independent Director	July 31, 2012

INDEX TO EXHIBITS

Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2002).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 13, 2005).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 16, 2009).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on December 7, 2011).

4.5	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (filed with the Securities and Exchange Commission on May 22, 2000).

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.7	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 4, 2012).

4.8	Rights Agreement between the Registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.9	Amendment No. 1 to Rights Agreement, dated as of September 18, 2002, between the Registrant and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent, dated as of May 4, 2012 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 4, 2012).

4.10	Form of Right Certificate (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of attorney (included on the signature pages of this registration statement).

99.1	Dendreon Corporation 2009 Equity Incentive Plan (incorporated by reference to Appendix to the Registrant’s Proxy Statement on Form DEF 14A, filed with the Securities and Exchange Commission on April 30, 2009).